UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 17, 2023

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	PEB	New York Stock Exchange
Series E Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PF	New York Stock Exchange
Series G Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PG	New York Stock Exchange
Series H Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Material Definitive Agreement.
The information set forth under Item 5.03 of this Current Report on Form 8-K regarding the performance unit award agreements is hereby incorporated by reference under this Item 1.01.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Commitment Not to Make Retention or Other Special or One-Time Awards
On February 17, 2023, the Board of Trustees (the “Board”) of Pebblebrook Hotel Trust (the “Company”) and the Compensation Committee of the Board (the “Compensation Committee”) resolved not to make any special or one-time awards to the Company’s executive officers absent extraordinary circumstances.
Compensation Program for 2023
On February 17, 2023, the Board approved, as recommended by the Compensation Committee, compensatory arrangements in which the executive officers of the Company will participate for 2023.

For 2023, the Compensation Committee and the Board determined that compensation for each executive will consist of: (i) an annual cash base salary; (ii) an annual cash bonus incentive award under the Company’s 2009 Equity Incentive Plan, as amended and restated effective July 10, 2012, as amended through May 16, 2022 (the “Plan”); and (iii) regular awards of long-term equity-based compensation under the Plan.

Of the awards of long-term equity-based compensation:
•40% is subject to time-based vesting in one-third increments on January 1, 2024, 2025 and 2026 ("Time-Based Grants") and consists of restricted common shares of beneficial interest of the Company, $0.01 par value per share (“Common Shares”), or LTIP Class B Units of the Company’s operating partnership ("LTIP Units"); and
•60% is subject to performance-based cliff vesting following a three-year measurement period ending December 31, 2025 only if and to the extent that certain enumerated performance objectives are achieved and consists of performance units. If they become vested, the performance units will be settled in the form of Common Shares (or, at the sole discretion of the Company, cash), pursuant to the Plan.

The following table shows each of the three components of target total compensation as a percentage of target total compensation for 2023 as determined by the Compensation Committee and the Board.

	2023 Target Compensation Components
	As A Percentage of Target Total Compensation (1)
	Base Salary	Target Cash Incentive Bonus	Target Equity-Based Compensation (2)

Jon E. Bortz	14%	24%	62%

Raymond D. Martz	21%	22%	57%

Thomas C. Fisher	21%	22%	57%
______________________
(1)    Target total compensation includes base salary, target cash incentive bonus, the Time-Based Grant and the target amount of performance units, as discussed below.
(2)    Percentages include the Time-Based Grant and the target amount of performance units, as discussed below.

Base Salary and Annual Cash Incentive Bonus

    The Compensation Committee and the Board approved the following cash compensation arrangements for 2023 for each of the executive officers:

			Target Cash Incentive Bonus As A % of
	Base Salary	Target Cash Incentive Bonus	Base Salary	Target Total Compensation(1)

Jon E. Bortz	$790,000	$1,300,000	165%	24%

Raymond D. Martz	$525,000	$550,000	105%	22%

Thomas C. Fisher	$525,000	$550,000	105%	22%
______________________
(1)    Target total compensation includes base salary, target cash incentive bonus, the Time-Based Grant and the target amount of performance units, as discussed below.

    For each executive, the target cash incentive bonus is contingent on the Company meeting the target level of performance overall for the five management objectives and goals established by the Board (the “2023 Annual Objectives”), which are designed to align the interests of the executives and the Company’s other officers and employees with the interests of the Company’s shareholders.

The 2023 Annual Objectives are as follows:

•Adjusted FFO per Share Objective – 30% (up to a maximum of 75%) of the target cash amount may be earned based on the Company's adjusted funds from operations ("Adjusted FFO") per Common Share for 2023;
•Completed Dispositions Objective – 30% (up to a maximum of 75%) of the target cash amount may earned based on the aggregate sales price of the dispositions the Company completes during 2023;
•Same-Property Hotel EBITDA per Key vs. Peers' Objective – 20% (up to a maximum of 50%) of the target cash amount may be earned based on the year-over-year growth over 2022 of same-property hotel earnings before interest, taxes, depreciation and amortization per key for the Company compared to that same metric for certain publicly listed hospitality REITs;
•Portfolio RevPAR Penetration Index Improvement Objective – 10% (up to a maximum of 25%) of the target cash amount may be earned based on the year-over-year improvement over 2022 of the Company's hotel portfolio's RevPAR penetration index; and
•ESG Goals Objective – 10% (up to a maximum of 25%) of the target cash amount may be earned based on the Company's achieving 13 goals under its Environmental, Social and Governance program in 2023.

Performance results against each 2023 Annual Objective will be measured relative to threshold, target and maximum levels. Subject to a maximum payout of 200% of the target cash incentive bonus, the payout for each objective will be a minimum of 0% (if less than the threshold level of performance is met), 100% (if target performance is met) and up to a maximum of 250% (if the maximum performance level is achieved), with payout levels for results between threshold and target, or between target and maximum, being interpolated. Regardless of actual performance against any particular 2023 Annual Objective, no executive officer will be entitled to receive more than a maximum of 200% of his target cash incentive bonus. In addition, if the Company is determined to have a material weakness in its financial controls for 2023, no executive officer will be entitled to receive more than 100% of his target cash incentive bonus.

Long-Term Equity Incentive Awards
Long-term equity incentive awards are intended to provide grantees with an incentive to promote the long-term success of the Company in line with the interests of the Company’s shareholders. The Compensation Committee and the Board approved long-term equity incentive awards to each executive officer for 2023, consisting of a Time-Based Grant subject to vesting in one-third increments over three years and performance units subject to performance-based vesting following completion of a three-year measurement period.

Award of Time-Based Grants
    For 2023, the Board awarded Time-Based Grants, which will vest in one-third increments on January 1, 2024, 2025 and 2026, provided that the recipient remains employed by the Company through the applicable vesting date or as otherwise described below, to Messrs. Bortz, Martz and Fisher as follows:
•Mr. Bortz - 92,181 LTIP Units;
•Mr. Martz - 39,095 LTIP Units; and
•Mr. Fisher - 39,095 Common Shares.

The Time-Based Grants also provide the following vesting- and forfeiture-related terms:
•upon a change in control of the Company, unvested awards vest;
•upon termination of the executive’s employment with the Company because of his death or disability, unvested awards vest;
•upon resignation of the executive for good reason (which must be in connection with or within one year after a change in control), unvested awards vest;
•upon termination of the executive’s employment with the Company without cause, unvested awards vest; and
•upon termination of the executive’s employment with the Company for cause, unvested awards are forfeited.

Except as described above, any awards that are unvested at the time the executive terminates his employment with the Company are forfeited.

The time-based restricted Common Shares and LTIP Units were awarded pursuant to award agreements substantially in the forms filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on February 16, 2018 and Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on April 29, 2021, respectively.

Award of Performance Units
For 2023, the Board awarded performance units to each of the Company’s executive officers. The performance units will vest after a three-year measurement period only if, and to the degree that, the performance criteria established by the Board (the "2023-25 Long-Term Objectives") are met and the recipient remains employed by the Company or as otherwise described below. Performance results against each 2023-25 Long-Term Objective will be measured relative to threshold, target and maximum levels. Vesting of the units for each objective will vary by performance results against that objective, from a minimum of 0% if less than the threshold performance level is met up to a maximum of 200% if the maximum performance level is achieved (and vesting for results between threshold and target, or between target and maximum, will be interpolated).

As summarized in the table below, there are two 2023-25 Long-Term Objectives for the three-year measurement period ending December 31, 2025:
•70% (up to a maximum of 140%) of the target number of performance units may vest based on the Company’s total shareholder return (common share price appreciation/depreciation plus paid dividends) (“TSR”) compared to the TSR of certain publicly listed hospitality REITs with a market capitalization greater than $500 million as of January 1, 2023 (the "Relative TSR Objective"); and
•30% (up to a maximum of 60%) of the target number of performance units may vest based on the Company’s TSR (the "Absolute TSR Objective").

2023-25 Long-Term Objective /Weighting		Threshold	Target	Maximum
Relative TSR (70%)	Performance Level	Percentile rank = 25	Percentile rank = 55	Percentile rank ≥ 75
	Payout % of Target	50%	100%	200%

Absolute TSR (30%)	Performance Level	5.0%	8.0%	≥ 10.0%
	Payout % of Target	50%	100%	200%

Cap on payout if result of Absolute TSR Objective is < 0%				100%

In addition, if the Company’s TSR is less than 0% for the measurement period, then the maximum percentage of the target number of performance units that may vest will be capped at 100%, regardless of the degree of the Company’s out-performance, if any, against the Relative TSR Objective.

The numbers of performance units subject to vesting for the Company’s three executive officers are as follows, based on the performance level achieved against the 2023-25 Long-Term Objectives:

	Minimum	Threshold	Target	Maximum
Jon E. Bortz	—	69,136	138,272	276,544
Raymond D. Martz	—	29,321	58,642	117,284
Thomas C. Fisher	—	29,321	58,642	117,284

For each executive, the actual amount of performance units that will vest (and be settled in the form of Common Shares, or, at the discretion of the Company, cash) after the end of each measurement period will depend on the Company’s performance against the 2023-25 Long-Term Objectives as determined by the Compensation Committee and requires that the recipient remains employed by the Company through the end of the measurement period or as otherwise described below. The performance units will, prior to vesting, not be entitled either to receive dividends or to be voted, but dividends will, in effect, accrue on the performance units and will be paid if, but only if, and to the extent the performance units vest.

The vesting-related terms of the performance units granted to each of Messrs. Bortz, Martz and Fisher also provide that, prior to December 31, 2025, upon termination of the executive’s employment with the Company: (i) for cause, the unvested units are forfeited; and (ii) under the following scenarios, the number of units that shall vest will be up to the greater of (x) the target number of units and (y) the number of units determined by the performance provisions:

•upon a change in control of the Company;
•upon termination of the executive’s employment with the Company because of his death or disability;
•upon resignation of the executive for good reason (which must be in connection with or within one year after a change in control); and
•upon termination of the executive’s employment with the Company without cause.

The performance units were awarded pursuant to award agreements substantially in the form filed as Exhibit 10.1 to this Current Report on Form 8-K. The preceding description of such agreements is not complete and is qualified in its entirety by reference to the full text of such form of agreement, which is hereby incorporated herein by reference.

Change in Appointments of Executive Officers
On February 17, 2023, in recognition of the extent and scope of Raymond D. Martz's and Thomas C. Fisher's roles and responsibilities, the Board appointed each Co-President of the Company. Mr. Martz, 52, has been Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since its initial public offering in December 2009. In addition to serving as Co-President, Mr. Martz continues to serve as Chief Financial Officer, Treasurer and Secretary. Mr. Fisher, 51, has been Executive Vice President and Chief Investment Officer of the Company since January 2010. In addition to serving as Co-President, Mr. Fisher continues to serve as Chief Investment Officer. Concurrently with appointing each of Messrs. Martz and Fisher as Co-President, the Board removed the title of President from Jon. E. Bortz. Mr. Bortz continues to serve as Chief Executive Officer and Chairman of the Board. No compensation plans, arrangements or contracts were entered into or amended in connection with these appointments.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 17, 2023, the Board amended and restated the Company’s bylaws (as so amended and restated, the “Bylaws”) primarily to address Rule 14a-19 under the Securities Exchange Act of 1934, as amended, commonly referred to as the “universal proxy rules,” and to, among other things:
•enhance disclosure and procedural requirements in connection with shareholder nominations of trustees, including by (i) requiring any shareholder submitting a trustee nomination notice to represent as to whether such shareholder intends to solicit proxies in support of trustee nominees other than the Company’s nominees in accordance with Rule 14a-19; (ii) requiring such nominating shareholder to provide reasonable evidence, at the Company’s request, that certain requirements of Rule 14a-19 have been satisfied; (iii) permitting the Company to disregard proxies or votes solicited for such shareholder's nominees if such shareholder fails to comply with the requirements of Rule 14a-19; and (iv) incorporating other technical changes in light of Rule 14a-19;
•clarify that a shareholder is permitted to cast a vote by proxy if that proxy is (i) executed by such shareholder or its agent in a manner permitted by applicable law, (ii) compliant with Maryland law and the Bylaws and (iii) filed in accordance with the procedures established by the Company;

•clarify that the Board may determine that a meeting of shareholders may be held by means of remote communication; and
•require that a dissident shareholder’s notice set forth information that would be required to be disclosed in connection with solicitations of proxies in support of the business proposed to be brought before the annual meeting pursuant to Regulation 14A;
•outline the procedures for announcing the date, time and place for a reconvened meeting of shareholders in the event a meeting of shareholders is adjourned
•incorporate into the Bylaws the majority voting standard for the election of trustees in uncontested elections, which had been adopted as an amendment to the Company's bylaws on July 19, 2017;
•account for the new officer title and role of Co-President;
•eliminate gender-specific pronouns; and
•make other technical and administrative changes and enhancements.

The preceding description of changes to the Bylaws is not complete and is qualified in its entirety by reference to the copy of the Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K, which is hereby incorporated by reference herein.
Item 8.01. Other Events.
On February 17, 2023, the Board authorized a new share repurchase program of up to $150.0 million of the Company's outstanding common shares. Under the program, which will commence upon the completion of the Company's $100.0 million common share repurchase program, the Company may repurchase common shares from time to time in transactions on the open market or by private agreement.
On February 17, 2023, the Board also approved a repurchase program of up to $100.0 million of its outstanding preferred shares (the “Preferred Share Repurchase Program”). Under this program, the Company may repurchase up to an aggregate of $100.0 million of its 6.375% Series E Cumulative Redeemable Preferred Shares, 6.30% Series F Cumulative Redeemable Preferred Shares, 6.375% Series G Cumulative Redeemable Preferred Shares and 5.70% Series H Cumulative Redeemable Preferred Shares from time to time in transactions on the open market or by private agreement. The aggregate liquidation value of the preferred shares that may be repurchased pursuant to the Preferred Shares Repurchase Program, as of February 21, 2023, was $715.0 million.
The timing, manner, price and amount of any repurchases under each of these programs will be determined by the Company in its discretion and will depend on a variety of factors, including legal requirements, price, liquidity and economic considerations, and market conditions. The programs do not require the Company to repurchase any specific number of shares. Neither program has an expiration date and each may be suspended, modified or discontinued at any time.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Bylaws of Pebblebrook Hotel Trust, as amended and restated on February 17, 2023
10.1*	Form of Performance Unit Award Agreement (executive officers) - 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management agreement or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

February 24, 2023	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Co-President, Chief Financial Officer, Treasurer and Secretary